                                VALUATION REPORT



                         KING POWER INTERNATIONAL GROUP

                                    CO., LTD.


                                 [FINANSA LOGO]

                           FINANSA SECURITIES LIMITED

                                 OCTOBER 1, 2001

                                   DISCLAIMER



THIS VALUATION REPORT WAS PREPARED BY FINANSA SECURITIES LTD. ("FINANSA"), THE FINANCIAL ADVISOR OF SPECIAL COMMITTEE OF KING POWER INTERNATIONAL GROUP CO., LTD. ("KING POWER"), SOLELY FOR THE BENEFIT AND USE OF SPECIAL COMMITTEE. THIS VALUATION REPORT IS TO BE USED AS PART OF THE EVALUATION OF THE FAIR VALUE OF KING POWER'S SHARES IN THE CONSIDERATION OF THE MERGER TRANSACTION (THE "MERGER") PROPOSED BY KING POWER'S CONTROLLING SHAREHOLDERS AND MAY NOT BE USED FOR ANY OTHER PURPOSE. THIS VALUATION REPORT IS NOT INTENDED TO RECOMMEND ANY DECISION ON THE MERGER AND SPECIAL COMMITTEE MUST USE ITS OWN JUDGMENT IN ORDER TO PROVIDE ITS OPINION OR TO RECOMMEND TO KING POWER'S BOARD OF DIRECTORS AND MINORITY SHAREHOLDERS REGARDING THE FAIRNESS OF THE MERGER.

For this Valuation Report, Finansa has reviewed and relied upon the information provided by King Power and other publicly available sources including audited financial statements, annual reports and management projections. Finansa has also reviewed certain financial and business information provided to or otherwise discussed with Finansa by the management of King Power. Certain financial, stock market and other publicly available information relating to the businesses of other companies, whose operations are considered relevant to evaluating King Power's share price have also been analyzed.

In preparing our report, Finansa has assumed and relied upon the accuracy and completeness of the financial and other information reviewed by Finansa, and has not made or obtained or assumed any responsibility for independent verification of such information. In addition, Finansa has not made an independent evaluation or appraisal of the assets and liabilities of King Power or any of its subsidiaries. With respect to the financial data of King Power, Finansa has relied upon and assumed that it has been reasonably prepared on bases reflecting the best currently available estimates and judgment of the management of King Power as to the future financial performance of King Power. Finansa does not make any express or implied representation or warranty as to the accuracy or completeness of the information supplied to it or contained herein, or assume any responsibility for any omissions from or correcting any inaccuracy in the information or conclusions which may come to its attention.

This Valuation Report may not be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without Finansa's prior written consent, except that the Valuation Report may be used as part of any securities filing in the United States relating to the Merger. The report is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Finansa, as of the date hereof, and Finansa assume no responsibility to update or revise the Valuation Report based upon circumstances or events occurring after the date hereof.

                                TABLE OF CONTENTS


                                                              Page

SECTION  1. Executive Summary..................................1

         2. Industry Outlook...................................2

         3. The Company........................................6

         4. Valuation Methodology..............................8

         5. Discounted Free Cash Flows to Equity..............11

         6. Market Comparison.................................19

         7. Historic Share Price Trading Analysis.............21

         8. King Power Share Valuation........................23


ATTACHMENT

         Financial Projections of King Power

SECTION 1

EXECUTIVE SUMMARY


         With reference to the valuation assignment undertaken by Finansa Securities Limited ("Finansa") regarding the merger transaction between King Power International Group Co., Ltd. ("King Power" or "KPG US" or the "Company") and a new company to be formed to facilitate the transaction ("Newco"), the valuation result is obtained from the discounted free cash flows to equity methodology. The most reasonable price of shares of King Power is USD 1.327 per share.

         This Valuation Report has been prepared by Finansa with an underlying objective to provide an indicative fair value of King Power's shares based on the company fundamental in connection with the merger between King Power and Newco to Special Committee, who represents the minority shareholders in considering the proposed transaction and ensuring the best interest of the minority shareholders. However, the preparation is heavily based on Finansa's subjective opinions and unique expertise and the information obtained directly from King Power and its subsidiaries, including audited financial statements, annual reports, management financial projections and the publicly available information. Special Committee, therefore, has to use its own judgment on the share price indicated in this Valuation Report.

         The methodology used in the Report comprises three valuation approaches including (i) the discounted free cash flows to equity method which relies on the company's fundamental assumptions in finding the present value of the residual cash flow streams to equity holders, (ii) the market comparison method whose concept is to justify the company's stock value by comparing the targeted company to its peer group of similar companies, and (iii) the historic share price trading analysis which the company's stock value can derive from the expectation of its future performance based on the historic traded price over a specified period. The result of the value analysis can be summarized as follows:

             VALUATION METHODOLOGY                           INDICATED VALUE
         ------------------------------------------------------------------------------
             Discounted Free Cash Flows to Equity            USD 1.327 per share

             Market Comparison                               USD 1.31 - 3.54 per share

             Historic Share Price Trading Analysis           USD 1.22 - 1.64 per share
         ------------------------------------------------------------------------------

         As Finansa views that the discounted free cash flows to equity is relatively a more appropriate method, the share valuation estimated by such method contributes the reasonable share price of King Power.

         In Section 5 regarding discounted free cash flows to equity method, all assumptions related to operations and financing activities are described in detail in the beginning part. The revenue growth assumptions have also incorporated the possible impact that King Power may encounter after the tragic attack at World Trade Centre, New York, as, in view of Finansa, it is anticipated that the consequence of the terrorism will negatively affect the number of tourist arrivals and, hence, the sales volume of King Power for some periods. The discount rate of 14.89 percent applied in the discount of free cash flow streams derives from the cost of equity estimated by the Capital Asset Pricing Model (CAPM).

         Lastly, Finansa has also attached King Power's financial projections in the last section of this Valuation Report for Special Committee's additional information.

SECTION 2

INDUSTRY OUTLOOK


         THAILAND TOURISM INDUSTRY

         The tourism industry in Thailand has been given a higher profile as one of the country's best hopes for helping overcome the economic crisis since the new government took office earlier in 2001.

         At a high-profile summit in April in Chiangmai, the new government ordered an adjustment of the legal infrastructure and stricter enforcement of laws to enhance the tourist spending. The establishment of a National Tourism Development was taken as one of those steps to oversee and regulate the industry as well as to handle all policy issues related to tourism at a national level. Besides, the office also deals with problems that have negatively affected the industry for years, such as scam artists and illegal tour operators.

         The ministerial budgets for tourism purposes was also ordered to increase in which more foreign tourist arrivals are expected to reach
         10.4 million, a 9 percent increase from 9.5 million last year. Tourist arrivals to Thailand matched projections in the first half of 2001, increasing by 7.8 percent to 5,039,202 as a result of relentless promotion by the Tourism Authority of Thailand (TAT). However, the 7.8 percent growth figure was still lower than the 12.1 percent increase in the same period last year when the arrivals exceeded projections since the country benefited from instability in neighboring countries and from tourists who could not reserve accommodation during the Olympic Games in Sydney. The further instability in countries such as Indonesia and the Philippines, and more recently Nepal, is also expected this year.

                                     [CHART]

         Arrivals from major markets included East Asia (2,986,703), Europe (1,175,436), the Americas (326,787), Oceania (200,407), South Asia
         (172,247), the Middle East (99,581) and Africa (42,530). All of the regions reported strong growth. Arrivals from East Asia were up by 6.09 percent, from Europe 8.58 percent, the Americas 12.96 percent, Oceania
         16.58 percent, South Asia 6.38 percent, the Middle East 22.52 percent and Africa 15.02 percent.

         More listed hotel companies on the Stock Exchange of Thailand reported an increase in net profit in the first quarter resulting from tourists preferring Thailand to Indonesia and the Philippines. Central Hotels and Resorts' net profit increased by 80 percent while the Dusit Thani Group reported 34% profit increase.

         This year the TAT hopes to focus more on supplementary destinations besides popular tourist centers such as Pattaya, Phuket and Chiang Mai. Its major target groups are young people, health buffs, divers, golfers, honeymooners, eco-tourism and agro-tourism enthusiasts. The TAT has recently outlined a tourism action plan for next year in order to have Thailand more of a qualify destination.

         THAILAND TOURISM INDUSTRY AFTER TRAGIC ATTACKS IN US

         The TAT expects a sharp drop in US visitor arrivals in the aftermath of the World Trade Centre tragedy in New York. In case the conflict continues further, the number of visitors to Thailand during October to December 2001 may decline by 30 percent over the same period of 2000. This will reduce overall visitor arrivals by 6 percent and tourism foreign currency revenue by 10 percent.

         However, TAT hopes the adverse impact on the targeted total arrivals and tourism foreign currency revenues for 2001 will be lessened by planning to divert its marketing and promotion budgets from the US market to other potential markets. Some of the money will also be channeled into further upgrading tourism products and services in Thailand. At the same time, the Thai government has reinforced security measures to ensure the safety of Thais and foreign visitors. Police, military forces and authorities are carefully patrolling all major public places, tourism-related facilities and foreign missions in Thailand.

         TOURISM STATISTICS


         TABLE 1: INTERNATIONAL TOURIST ARRIVALS (ALL MODES OF TRANSPORTATION)

         ---------------------------------------------------------------------------------------
                     MONTH           2001             2000              1999             1998
                      Jan           958,256           807,222          758,101           703,741

                      Feb           841,709           879,526          774,929           657,314

                      Mar           904,041           817,764          746,092           682,237

                      Apr           822,840           801,858          659,120           630,349

                      May           725,028           684,245          616,701           530,907

                      Jun           787,328           685,326          617,948           551,832

                      Jul                             797,561          725,526           622,830

                      Aug                             783,026          723,301           664,239

                      Sep                             739,177          613,196           566,713

                      Oct                             757,295          686,247           625,477

                      Nov                             882,698          831,761           719,888

                      Dec                             943,128          827,410           809,403

                     TOTAL        5,039,202         9,578,826        8,580,332         7,764,930
         ---------------------------------------------------------------------------------------

         Source: Tourism Authority of Thailand


         CHART A: INTERNATIONAL TOURIST ARRIVALS (ALL MODES OF TRANSPORTATION)


                                    [GRAPH]

         Source: Tourism Authority of Thailand

         TABLE 2: INTERNATIONAL TOURIST ARRIVALS (AIR)

         --------------------------------------------------------------------------------
             MONTH          2001              2000              1999              1998
              Jan           828,688           682,434           645,121           614,793

              Feb           733,067           746,797           668,149           572,361

              Mar           769,423           689,109           634,173           606,166

              Apr           696,182           664,326           553,776           521,655

              May           602,355           570,141           503,833           440,325

              Jun           650,989           570,592           511,328           464,753

              Jul                             678,404           623,755           539,481

              Aug                             663,996           617,273           578,836

              Sep                             615,526           521,101           487,700

              Oct                             640,406           594,556           543,878

              Nov                             753,433           713,018           625,808

              Dec                             801,766           676,877           682,313

             TOTAL        4,280,704         8,076,930         7,262,960         6,678,069
         --------------------------------------------------------------------------------

         Source: Tourism Authority of Thailand


         CHART B: INTERNATIONAL TOURIST ARRIVALS (AIR)


                                    [GRAPH]



         Source: Tourism Authority of Thailand

       TABLE 3: TOURIST PROFILE

       ---------------------------------------------------------------------------------------------------------
                                                     2001             2000             1999             1998
       Sex

           Male                                     2,997,734        5,685,836        5,172,371        4,749,236

           Female                                   2,005,957        3,822,787        3,407,961        3,015,694

       Frequency of Visit

           First visit                              2,354,724        4,971,163        4,414,775        3,789,077

           Revisit                                  2,648,967        4,537,460        4,165,557        3,975,853

       Travel Arrangement

           Group Tour                               2,065,720        4,174,206        3,795,543        3,119,551

           Non Group Tour                           2,937,971        5,334,417        4,784,789        4,645,379

       Purpose of Visit

           Holiday                                  4,412,257        8,368,635        7,560,588        6,832,801

           Business                                   441,339          860,786          743,003          706,163

           Convention                                  45,328           83,513           75,344           65,760

           Official                                    21,914           29,152           43,533           32,361

           Others                                      82,853          166,537          157,864          127,845

       Age

           Under 15                                   206,124          468,972          423,407          376,516

           15 - 24                                    480,042          986,242          855,701          745,643

           25 - 34                                  1,337,458        2,537,639        2,281,186        2,122,148

           35 - 44                                  1,203,957        2,270,566        2,036,449        1,857,540

           45 - 54                                    958,964        1,822,708        1,636,432        1,492,251

           55 - 64                                    570,068          996,057          945,459          826,902

           65 and Over                                247,078          426,439          401,698          343,930

       Occupation

           Professionals                              723,605        1,393,170        1,642,102        1,704,550

           Admin. & Managerial                        530,908        1,078,282          949,542          886,321

           Commercial Personnel                       886,266        1,631,018        1,427,194        1,290,380

           Labourers/Production                     1,105,731        1,905,910        1,528,411        1,186,821

           Agricultural Workers                        14,164           35,404           56,313           48,171

           Government Official                         40,097           85,932           78,267           84,346

           Housewife/Unpaid Workers                   319,767          628,578          526,089          405,361

           Students & Children                        528,442        1,063,173          841,475          660,039

           Retired & Unemployed                        91,285          167,242          174,865          156,546

           Other                                       87,666          222,225          275,932        1,049,401

           Not Stated                                 675,760        1,297,689        1,080,142          292,994
       ---------------------------------------------------------------------------------------------------------


       Source: Tourism Authority of Thailand

SECTION 3

THE COMPANY


         CORPORATE BACKGROUND

         King Power International Group Co., Ltd. (formerly Immune America, Inc.) ("King Power" or "KPG US" or the "Company") was incorporated under the laws of the State of Nevada in 1985. Until June 12, 1997, this company was inactive and was regarded as a development stage company.

         On June 12, 1997, the Company engaged in a reverse merger transaction with the shareholders of J.M.T Group Company Limited and J.M.T Duty Free Company Limited, whereby an aggregate 18,800,000 shares of restricted, unregistered common stock was exchange for 99.94 percent of the issued and outstanding shares of J.M.T. Group Company Limited and
         94.95 percent of the issued and outstanding shares of J.M.T. Duty Free Company Limited.

         Concurrent with the reverse merger, the Company changed its corporate name from Immune America, Inc. to King Power International Group Co., Ltd. Subsequently, on September 9, 1997, J.M.T. Duty Free Company Limited changed its corporate name to King Power Duty Free Company Limited ("KPD") and on October 10, 1997, J.M.T. Group Company Limited changed its corporate name to King Power Tax Free Company Limited ("KPT").

         The Company operates its current businesses through two divisions: the Tax Free Division and the Duty Free Division. At the end of 2000, the Company operations include 54 duty-free and tax-free retail outlets, primarily in airports, throughout Thailand. The stores are located in Bangkok, Phuket, and Chiang Mai International and Domestic Airports. The customer base is mainly derived from international travelers and tourists that visit Thailand each year.

         For KPT, there are 15 tax-free shops in the Bangkok International Airport selling general merchandise. These shops carry a wide range of merchandise including Thai silk, pewter, Benjarong porcelain, Thai dolls, jewelry, watches, pens, lighters, leather goods and confectionery, free of Thailand's value-added-tax. There are also a total of 10 souvenir shops in the Bangkok Domestic Airport and in the Chiang Mai and Phuket International and Domestic Airports.

         Through its Airport Duty Free concession, KPD operates 29 shops at the international airports of Thailand in Bangkok, Chiang Mai, and Phuket. These shops sell top quality brand name liquor and tobacco products as well as luxury goods such as watches, perfumes, cosmetics, fashion accessories, gourmet food and chocolates. Additionally, KPD has also introduced specialty stores focusing on well-known fashion designers, such as Ferragamo, Versace, Cartier, Dunhill, Hermes, Burberry, Fendi, Bally, Lanvin and Givenchy located at the Bangkok International Airport.

         KING POWER GROUP OF COMPANIES

         In June 1997, King Power acquired 99.94 percent of the issued and outstanding common shares of KPT and 94.95 percent of the issued and outstanding common shares of KPD.

         KPD is a Thailand-based corporation engaged in selling duty free merchandise to the traveling public under the supervision of Thai customs in stores located in the international terminals of the various airports located in Thailand. KPD holds from the Airports Authority of Thailand a non-exclusive license to operate duty free stores for all stores of this specific nature.

         KPT is a Thailand-based corporation engaged in selling various souvenirs and consumer products in the international and domestic terminals of the various airports located in Thailand to the general public. KPT holds the exclusive operating license granted by the Airports Authority of Thailand for all shops of this specific nature.

         On October 10, 1997, the Company acquired 4,900 common shares of common stock in King Power International Group (Thailand) Company Limited ("KPG Thai") equivalent to 49 percent of the registered capital. On the same date KPT also acquired the 50.93 percent of common stock in KPG Thai, thus ultimately, the Company owns 99.93 percent of equity interest in KPG Thai. KPG Thai is an unlisted Thai corporation, which is, at present, a dormant entity that has generated no income.

         DESCRIPTION OF TRANSACTION

         Plan of Merger

         The controlling shareholders, on behalf of the majority shareholders (currently own approximately 88.6 percent of King Power's common shares) proposed the merger between King Power and a new company to be formed by the majority shareholders to facilitate the merger ("Newco"). Under the proposal, the majority shareholders will capitalize Newco with common shares owned by them in King Power. King Power will then merge with and into Newco, the entity which will remain after the merger as the surviving corporation. When the proposed merger is accomplished, the equity interests of the minority shareholders in the Company will be extinguished and the minority shareholders will cease to be shareholders or to have any rights as shareholders in the Company or its businesses. In return for their extinguished equity interests, the minority shareholders will receive cash consideration in an amount to be agreed between the controlling shareholders and Special Committee.

         Special Committee

         Upon receiving the plan of merger from the controlling shareholders, the board of directors has recognized that certain persons who are among the controlling shareholders and, therefore, interested in the merger are also members of the board of directors. For this reason, the board of directors has appointed some independent directors (who are not affiliated or associated with the majority shareholders or employed by King Power or its affiliates) to be Special Committee, and further authorized and empowered Special Committee to acting in the best interest of the minority shareholders.

SECTION 4

VALUATION METHODOLOGY


         This Valuation Report has been prepared by Finansa Securities Limited ("Finansa") with an underlying objective of providing an indicative value of King Power shares based on the fundamental of the Company itself. The purpose of this section is to provide some explanation on the methodology applied for the share valuation as well as rationales supporting each of such approaches.

         VALUATION METHODOLOGY

         A certain number of share valuation approaches are normally applied by investment analysts in evaluating a fair share value. The followings are three different techniques for share valuation, each of which is distinctively appropriate under different circumstances or for one specific industry rather than the others.

         i)       Discounted cash flows to equity

         ii)      Market comparison

         iii)     Historic share price trading analysis

         DISCOUNTED FREE CASH FLOWS TO EQUITY METHODOLOGY

         The Free Cash Flows to Equity (FCFE) is the residual cash flows left over after meeting interest and principal payments and providing for capital expenditures to both maintain existing assets and create new assets for future growth. The FCFE is measured as follows:

           FCFE   =   Net Income + Depreciation/Amortization - Capital Spending
                      - Change in Working Capital  - Principal Repayments
                      + New Debt Issues

         The FCFE is a measure of what a firm can afford to pay out as dividends. There are few firms, however, that follow the policy of paying out their entire FCFE as dividends. The primary difference between the dividend and the FCFE lies in the definition of cash flows. The dividend is a strict definition of cash flows to equity, that is, the expected dividends on the stock, while the FCFE is an expansive definition of cash flows to equity as the residual cash flows after meeting all financial obligations and investment needs.

         The evaluation of the equity value follows the fact that the equity holders are entitled to the stream of future FCFE and, thus, the sum of the present value of each cash flow stream represents the total present economic value of these cash flows to the owners. The discount rate used in the discounted FCFE model is the rate of return that investors require to make an equity investment in such firm (the cost of equity). The cost of equity can be determined by the Capital Asset Pricing Model
         (CAPM).

         The CAPM measures risk in terms of nondiversifiable variance and relates expected returns to this risk measure. The nondiversifiable risk for any asset is measured by its beta, which can be used to yield an expected return.

           CAPM :     re     =      rf + B(rm - rf)

           re     Required rate of return on equity

           rf     Risk free rate of return

           a Risk measure associated with the equity as compared to the market portfolio

           rm     Rate of return in the market portfolio

         The return that investors expect to make on an equity investment, given its risk, becomes the cost of equity to managers in that firm. The inputs required to use the CAPM include the current risk-free rate, the expected return on the market, and the beta of the asset being analysed.

         MARKET COMPARISON METHODOLOGY

         The market comparison approach is a simple and straight-forward approach widely used by the investors in share valuation. Since the investors have to make a quick decision and select the best stocks among several alternative stocks for their investment portfolio, the market comparable method has been developed as a simple tool to evaluate and compare the attractiveness of stocks.

         The concept is to justify the stock value on its ability to create value or return to the owners in form of earnings or cash flows. The approach compares the targeted company to the peer group of similar companies. Therefore, the valuation may not be precise as the targeted company has to be compared to the exactly similar peers. As to identify these identical peers is extremely difficult and impossible, the precise value can hardly be determined. Hence, to compile a number of peers rather than to rely merely on a particular one is recommended while some adjustments may be taken into account of the differences.

         Some parameters generally applied for the market comparison approach include:

            P/E            Price to earning multiples

            P/BV           Price to book value multiples

            P/EBITDA Price to earning before interest, tax, depreciation and amortization multiples

            P/CF           Price to cash flow from operations multiples

         Price/Earnings    The P/E multiple is the most widely used of all
         Multiple          multiples as its simplicity makes it an attractive
                           choice in applications. The reasoning for this approach recalls the basic concept that the value of any investment is the present value of future returns. In the case of common stocks, the returns that investors are entitled to receive are the net earnings of the firm. Therefore, one way investors can derive value is by determining how much they are willing to pay for one unit of expected earnings.
                           However, there is wide potential for misuse. The relationship of P/E to a firm's fundamental is often ignored leading to significant errors in applications as it eliminates the need to make assumptions about risk, growth, and payout ratios. In addition, they are much likely to reflect market moods and perceptions which can become its weakness when markets make systematic errors in valuing entire sectors.

         Price/Book Value  The relationship between price and book value has
         Multiples         always attracted the attention of investors. The
                           first is that, the book value provides a relatively stable, intuitive measure of value which can be compared to the market price. Besides, given reasonably consistent accounting standards across firms, P/BV ratios can be compared across similar firms for signs of under- or overvaluation. Finally, even firms with negative earnings, which cannot be valued using P/E ratios, can be evaluated using P/BV ratios, except the firm that has a sustained string of negative earnings leading to a negative P/BV ratio. However, P/BV ratios are affected by accounting decisions; when accounting standards vary widely across firms, the P/BV ratios may not be comparable across firms.

         Price/EBITDA      While the P/E and P/BV ratios are widely used in
         Multiples         valuation, the ratio of price to EBITDA  has proved
                           attractive to analysts for a number of reasons.
                           EBITDA is considered as a near-operating cash item for analysts. P/EBITDA ratio is, therefore, subject to less accounting manipulation related to depreciation method. The firms with different depreciation methods can then be compared with a more accurate result. P/EBITDA also reflects only the operating performance among firms without considering their financing decision.

         Price/Cash flow   Cash flow is another value-driven  parameter which
         Multiples         can be used to determine the value of the  targeted
                           company. The underlying concept is similar to the P/E approach, however, from time to time cash flow is considered a better benchmark as it is subject to less accounting manipulation than reported earnings.
                           Hence, P/CF multiples represent a more
                           value-sensitive parameter. Note that the cash flows used to derive the benchmark should be the operating cash flows before new investment and debt service to reflect the ability of the existing assets to generate cash flow without taking into account any additional cash flow generated from future new investment and projects.

         HISTORIC SHARE PRICE TRADING ANALYSIS METHODOLOGY

         The analysis is a simple method that takes into consideration the historic traded price of a firm over a specified period to determine expectations of the investors on the firm's current and future performance.

         The historic traded price of King Power since January 1998 is illustrated in the following chart:

         CHART C: HISTORIC SHARE PRICE TRADING PERFORMANCE OF KPG US FROM JANUARY 1998


                                     [GRAPH]

         Source: Bloomberg

SECTION 5

DISCOUNTED FREE CASH FLOWS TO EQUITY


         This section attempts to view the present values of existing shareholders' equity given prospective future cash flows and required rates of return constructed by Finansa. The valuation on the discounted cash flow approach is primarily based on assumptions developed through different sources of information from King Power, its audited financial statements, management reports and publicly available information.

         KEY FINANCIAL ASSUMPTIONS

         The key financial assumptions used in the financial projections of King Power include:

         1.       Assumptions: KPD and KPT


                  1.1. The financial projections of the Company ignore the effect of the operations of the new Bangkok international airport (Suwannabhumi). As a result, Finansa has assumed that the King Power performance will ignore the higher traffic which, otherwise, would be a result of the operation in the new international airport. Thus, there is no any increase in cost from the relocation and the same capacity of the airport areas is remained.

                  1.2. The straight-line depreciation method is applied for depreciation calculation over the estimated useful lives of the property, plant and equipment as follows:

                           - Buildings                             20 years

                           - Leasehold improvements                Term of lease

                           - Selling office equipment and fixtures 5 years

                           - Vehicles                              5 years

                  1.3. The following interest rates are used for calculating the interest income in the projections:


                           - Saving rate           0.50% p.a. at the current
                                                   interest rate

                           - Fixed deposit rate    2.00% p.a. at the current
                                                   interest rate

                           - Related company       2.00% p.a. at the current
                                                   interest rate

                  1.4. The following interest rates are used for calculating the interest expense in the projections:

                           - Overdraft        MOR plus 1% p.a. based on the
                                              average MOR of major Thai banks
                                              foreign banks in Thailand
                                              provided that:

                                              Yr 2001-2006  MOR equals 8% p.a.

                           - Short-term Loan  MLR p.a. based on the average MLR
                                              of major Thai banks provided
                                              that:

                                              Yr 2001-2006  MLR equals 7.5% p.a.

                           - Long-term Loan   8.0% p.a. based on the interest
                                              rate of the existing long-term
                                              loan

                           - Trust Receipt    9.5% p.a. based on the interest
                                              rate of the existing trust receipt

                  1.5. The following Value Added Tax (VAT) rates are used in the projections:

                           - Yr 2001-2002 7%

                           - Yr 2003-2006 10%

                  1.6.     Exchange Rate Policy

                           - KPD  i)    The retail prices are set in Thai Baht.


                                  ii)   The foreign currencies received from
                                        customers are converted to Thai Baht
                                        denomination at the point of sale.

                                  iii)  The exchange rate calculated at the
                                        point of sale is 1.5% lower than the
                                        bank exchange rate. KPD incurs gains
                                        from foreign exchange rate when
                                        customers make payment in foreign
                                        currencies.

                                  iv) Approximately 15 percent of sales derive in foreign currencies.

                           - KPT  i)    The retail prices are set in USD.

                                  ii) The USD sale revenues from customers are converted to Thai Baht at the point of sale.

                                  iii)  Approximately 85% of sales derive in
                                        Thai Baht.


                  1.7.     Capital Expenditure (CAPEX)

                           - Based on the historical figures, CAPEX of the
                             Company is approximately 1.5 percent of gross revenues.

                           - In 2002, the Company incurs the additional
                             furnishing cost of new retail shops which is expected to be in the range of Baht 80-100 million.


                  1.8.     Working Capital

                           The working capital movement used in the projections is reconciled with that exists in the balance sheet ended on December 31, 2000. The working capital consists of:

                           - inventories

                           - current payables and receivables

                           - trade receivables from related companies

                           - prepaid expenses

                           - management fee payable to related companies

                           - accrued concession fees

                           - accrued expenses

                  1.9.     Revenue Growth Rate

                           Revenue growth rates are estimated based on the projection of the Airport Authority of Thailand (AAT) on the first visit of international tourists and the estimation of the Tourism Authority of Thailand on the number of revisiting tourists as well as on the new retail areas commenced in 2002.


                              Year       2001      2002      2003        2004      2005       2006
                           ------------------------------------------------------------------------
                            KPD (%)      9.397    59.159     2.520       3.080     3.484      3.876

                            KPT (%)      4.100     0.000     2.667       3.080     3.484      3.876

                           Finansa has employed the percent of revenue growth rate based on the management projection except for the revenue growth in 2001 and 2002 which we have adjusted by lowering the rates as a result of the expected impacts of the US tragedy. In the last quarter of 2001, Finansa has assumed that the amount of projected revenues of KPD and KPT is lessened by 10 percent from the amount projected by the management. In 2002, no sale growth relative to 2001 is applied for both companies; however, the revenue growth of 59.159 percent in KPD is solely a result of the area expansion.

                  1.10.    Sale Discount

                           - KPD The static proportion of 11.33 percent of gross sales is applied in the projections. The rate is calculated from the moving average method of the previous years' discounts.

                           - KPT The static proportion of 5.5 percent of gross sales is applied in the projections based on the discussion with the Company and the revision of the historical figure of sale discounts.

                  1.11.    Cost of Sales

                           - KPD Revising the Company's figures as of the first quarter, 46.16 percent cost of sales margin over gross revenues is applied in the projections from 2001-2006.

                           - KPT Similar to KPD, considering from the first quarter's figures, 40 percent cost of sales margin over gross revenues is assumed in the projections.

                  1.12.    Freight, Shipping and Insurance

                           - KPD    0.73 percent of gross sale revenues is
                                    applied.

                           - KPT None of freight, shipping and insurance charges is assumed since most of the merchandises are purchased domestically.

                  1.13.    Concession Fee

                           - KPD According to the concession agreement, the concession fee is 15 percent of net sale revenues given the minimum guarantee in each year from 2001-2006. The followings are the minimum guarantee in each year:

                                         Year    2001     2002    2003    2004     2005     2006
                                    ------------------------------------------------------------
                                        THB MM    375      895     925     960    1,015    1,060

                           - KPT As stated in the concession agreement, the concession fee is fixed as the amount specified in from 2001- March 2002. After March 2002, the fixed concession fees are escalated upon the average escalation rate. The followings are the fixed concession fees in each year:

                                        Year      2001    2002    2003    2004    2005    2006
                                    ----------------------------------------------------------
                                        THB MM     388     411     441     471     502     536

                  1.14.    Selling, General and Administration Expenses (SG&A)

                           Based on the average of the historical figures of KPD and KPT, the SG&A of each firm is calculated by its average proportion relative to gross sales revenue as follows:

                           - KPD    20% of gross sale revenues

                           - KPT    25% of gross sale revenues

                  1.15.    Balance Sheet

                           - KPD Based on the historical figures, the following assumptions are applied to KPD:

                                    i)       trade account receivables : 0.25%
                                             of gross revenues

                                    ii)      trade account receivables from
                                             related parties : stable

                                    iii)     lead-time for refundable VAT : 4
                                             months according to Thailand
                                             Revenue Department's refunding rate
                                             policy

                                    iv)      repayment of loans from related
                                             parties : no repayment

                                    v)       inventory turnover : 120 days

                                    vi)      payment of interest receivable from
                                             related companies : no payment

                                    vii)     trust receipt : 3.5 months

                                    viii)    trade account payable : 60 days

                                    ix)      payment of management fee : no
                                             payment

                                    x)       repayment of loan from directors :
                                             no repayment

                                    xi)      repayment of long-term loan : as
                                             the installment profile where no
                                             additional loan is required.

                           - KPT Based on the historical figures, the following assumptions are applied to KPT:

                                    i)       trade account receivables : 0.25%
                                             of net revenues

                                    ii)      trade account receivables from
                                             related parties : stable

                                    iii)     management fee : no management fee
                                             received

                                    iv)      lead-time for refundable VAT : 4
                                             months according to Thailand
                                             Revenue Department's refunding rate
                                             policy

                                    v)       repayment of loan from related
                                             parties : no repayment

                                    vi)      inventory turnover : 150 days


                                    vii)     trade account payable to related
                                             parties : no payment

                                    viii)    loan from related parties : no
                                             repayment

                  1.16.    Tax

                           Finansa has applied 30% Thai corporate income tax rate to KPD while KPT is a non-profit making entity and KPG is a dormant company that incurs no profit as well. For KPG US, the Company has not paid any US income tax on its earnings as the earnings of those subsidiaries have not been paid to KPG US, resulting in a net operating loss carrying forward at present.

         2.       Assumptions: KPG Thai

                  KPG Thai has incurred no income from operations in the entity and none of revenues is estimated over the following 6 years.

                  Finansa has evaluated its value upon the cash flow projections to derive the free cash flows for the equity valuation.

         3.       Assumptions: KPG US

                  As a holding company, KPG US has derived its revenues in form of earnings in equity distributed from its subsidiaries. However, those earnings have been excluded from the valuation model as they have already been accounted in its subsidiaries.

                  Finansa has evaluated its value upon the cash flow projections to derive the free cash flows for the equity valuation.

         4.       Assumptions: Other related issues

                  4.1.     Dividends

                           Finansa has assumed no any payment of dividend to the valuation. However, the dividend payout policy has no affect on King Power's share value since the discounted FCFE approach is applied where the residual cash flows after meeting all financial obligations and investment needs represent the FCFE.

                  4.2.     Business Uncertainties

                           The possible loss of revenues and change in concession due to the completion of the new international airport

                           King Power may have the possible loss of revenues and the possible loss in or change in concession of duty free business after the completion of the new Bangkok International Airport. It is definite that the new Bangkok International Airport (Suwannabhumi) will be built where the construction of the new airport is expected to be complete and the airport will be ready for opening by no later than 2004. By that time, it is likely that the duty free concession in the new airport will be granted to various concessionaires. As a result, KPG will probably face a stronger competition from local and foreign duty free operators.

                           The possible loss of revenues due to the tragic attack in New York

                           Finansa also views that after the World Trade Centre tragedy in New York, a number of subsequences are expected including a decreasing number of tourist arrivals from various countries, especially from the US, to Thailand. A sharp drop is projected due to some major factors arising from the situation, for example, the change of visitors' behavior and travel psychology making them more concerned about safety and security, the impact on the US economy and possibility of higher oil price and the further violence from the terrorist actions and retaliation of the US government. Taking the anticipated impacts of the tragedy into account,

                           Finansa has conducted the base case analysis of this Valuation Report on the situation that the adverse impacts have affected the percent of revenue growth of KPD and KPT as specified under item 1.9.

                  DISCOUNT RATE

                  As mentioned in the previous section, the discount rate of the stream of cash flows is calculated from the formula of CAPM to represent the minimum required rate of return on equity. CAPM measures risk in terms of nondiversifiable variance and relates expected returns to this risk measure. The nondiversifiable risk for any asset is measured by its beta, which can be used to yield an expected return.

                  Beta Selection

                  Finansa derived the leverage beta of King Power from beta of its peer group engaged in the similar business as King Power in Asia and other emerging markets as detailed below:

                  Leveraged Beta :  Malaysia Airports Holdings Berhad      0.99
                                    PT Sona Topas Tourism Industry         1.05
                                    Hotel Shilla                           0.65
                                    Japan Airport Terminal                 0.63
                                    MISR Duty Free Shops                    N/A

                  While other things remain equal, an increase in financial leverage will increase the equity beta of a firm. Intuitively, the interest payments on debt increase the variance in net income, with higher leverage increasing income during good times and decreasing income during economic downturns. If all of the company's risk is borne by the stockholders, that is, the beta of debt is zero and debt has a tax benefit to the firm, then the unleveraged beta will only be determined by the types of the business a firm operates and its operating leverage. The unleveraged beta can be computed from the following formula:

                      (beta)U       =        (beta)L
                                          -------------------
                                          [ 1 + (1-T)(D/E) ]

                      (beta)L       Leveraged Beta
                      (beta)U       Unleveraged Beta
                            T       Corporate income tax rate
                            D/E     Debt to equity ratio

                  King Power's D/E calculation is assumed based on an outstanding interest-bearing debt in the consolidated balance sheet ended as of June 30, 2001, which is USD 2.06 million and the total equity as of the same date is USD 17.42 million. Hence, the debt to equity ratio is approximately 0.12.

                           Interest-bearing debt
                           (excluding trust receipts)     USD   2,063,527
                           Total equity                   USD 17,421,372

                  The unleveraged Beta of King Power is calculated based on the average of unleveraged beta of its peers.

                  Unleveraged Beta of Peers         : Malaysia Airports Holdings Berhad      0.98
                                                      PT Sona Topas Tourism Industry         0.42
                                                      Hotel Shilla                           0.49
                                                      Japan Airport Terminal                 0.54
                                                      MISR Duty Free Shops                    N/A

                  Average Unleveraged Beta of Peers : 0.61

                  Therefore, the leveraged beta of King Power can finally derive from the same formula as:

                        (beta)L          = (beta)U [ 1 + (1-T)(D/E) ]

                  Leveraged Beta of King Power   :  0.66


                  Risk Premium

                  The risk premium used in the CAPM is generally based upon historical data, and the premium is defined to be the difference between average returns on stocks and average returns on risk-free securities over the measurement period.

                  The yield of the long-term government bond of approximately
                  6.17 percent represents the risk-free rate of return. For the other, Finansa derived the expected market return from the Gordon Growth Model. In this case, the equity value is in steady state with the expected earning (E) growing at a rate that is expected to stay stable in the long term. The discount rate or the required rate of return is specified as R while the growth rate is defined as G. The value of the equity is:

                           P   =       E
                                    -------
                                     R - G

                  From the Gordon Growth Model, the return of the market is the reciprocal of the value to earnings of the market plus the percent of growth. Based on the publicly available data from Bloomberg database, the expected P/E of the market on the fundamental analysis is approximately 5.7. In Finansa's view, the long-term growth rate is 2 percent which is the percent in between the expected GDP growth in 2001 (1.2%) and 2002 (2.4%) revised after the World Trade Centre tragedy on September 25, 2001 by Thailand Development Research Institute (TDRI). Thus, the market return equals 19.45 percent.

                           R   =      1  + G
                                    ----------
                                       P/E

                  The risk premium or the difference between the market return and the risk-free rate is then:

                           rm - rf     =  13.28 %

                  Cost of Equity

                  The following table represents Finansa's findings on the cost of equity:

                  -----------------------------------------------------------------------------
                         RF                     RM                 (BETA)                 RE

                        6.17%                 19.45%                0.66                14.89%
                  -----------------------------------------------------------------------------

                  King Power's cost of equity is, therefore, approximately 14.89 percent.

                  TERMINAL VALUE

                  The future value of cash inflow is known as the terminal value. The terminal values in this Valuation Report are derived by multiplying the cash flows in year 2006 by terminal value multiplier. The following formula provides the terminal value multiplier:

                  Terminal Value Multiplier    =     1 + G
                                                   ---------
                                                    (R - G)

                  R required rate of return of equity holders
                  G cash flow growth rate

                  Finansa has assumed the long-term growth rate of 2 percent which is the percent in between the expected GDP growth in 2001 (1.2%) and 2002 (2.4%) revised on September 25, 2001 by
                  TDRI. Hence, the terminal value multiplier of King Power is approximately 7.91.

                  KING POWER VALUE BASED ON DISCOUNTED FCFE

                  The 6-year financial projections were prepared on the basis that King Power will run the duty free and tax free business throughout the concession period which will be ended in 2006, the last year of the projections. Finansa has incorporated the expected impact of the tragic attack at New York into the suppressed sale growth rate in the last quarter of 2001, and the entire year of 2002. The streams of free cash flows left to equity holders in each company in the group are discounted by a single cost of equity to resolve the fair value of equity of each company. The discount rate was developed from the CAPM to calculate the required return of equity holders which is equivalent to 14.89 percent. The followings are the fair values of equities of those entities in King Power group:

                                                                                         Unit: Baht Thousand

                           King Power Duty Free Co., Ltd. (KPD)                                    1,680,817

                           King Power Tax Free Co., Ltd. (KPT)                                     (376,983)

                           King Power International Group Co., Ltd. (KPG US)                       (107,411)

                           King Power International Group (Thailand) Co., Ltd. (KPG Thai)              (401)
                                                                                               ------------
                           King Power Value                                                       1,196,022
                                                                                               ============

                  Converted into USD currency, the value of equity of King Power equals USD 27.08 million whose per share value is approximately USD 1.327.

                                                                        Unit: USD
                  Equity value                                          26,876,897

                  Number of outstanding shares (shares)                 20,250,000
                                                                      ------------
                    Price per share                                          1.327
                                                                      ============

SECTION 6

MARKET COMPARISON


         COMPARABLE STOCKS

         To identify the ideal peers that have the identical business and other boundaries as King Power is impossible. Finansa has reviewed several companies having operations that significantly generate revenues from duty and tax free business around the world. The followings are those companies:

         i) Aldeasa, S.A. : The company operates duty free, travel value and duty paid shops in Spain. Airport stores are operated under a concession from the government. Aldeasa also has duty-free shops in airports in Portugal and Latin America, along with a chain of shops in Spanish museums and airport franchise store such as Tie Rack.

         ii) Baa Plc. : The company operates some seven airports in the United Kingdom. The airports, which include Heathrow, Gatwick, Stansted, Glasgow, Edinburgh, Aberdeen and Southampton, handle approximately 70 percent of United Kingdom passenger traffic and 75 percent of air cargo. The group also operates duty-free retailing and owns interests in some 8 airports outside the UK, including USA, Australia, Italy and Mauritius.

         iii) Bahrain Duty Free Complex : The company trades duty free products at Bahrain International Airport and is the sole holder of an agreement with the government to trade duty free at the airport.

         iv) Hotel Shilla : The company operates in the Hotel Shilla in Seoul and Cheju Shilla Hotel in Cheju Island and also operates a duty-free store which sells gifts, foods, and other items. Hotel Shilla is an affiliate of Samsung Group.

         v) MISR Duty Free Shops : The company has a monopoly on selling goods duty free in Egypt and sells to airline passengers through shops at airports and to expatriates living in Egypt. The company also supplies tax-exempt liquor to hotels and tourist resorts.

         PARAMETERS

         For the comparison purpose, Finansa has considered various parameters based on publicly available data of the listed peer group detailed in the previous part as analysed in Section 4 that each comparable approach has its own strengths and weaknesses. Those parameters include:

                  - Price to earnings ("P/E")

                  - Price to book value ("P/BV")

                  - Price to earnings before interest, tax, depreciation and amortization ("P/EBITDA")

                  - Price to cash flow ("P/CF")

         TABLE 4 : PARAMETERS RELATIVES OF THE PEER GROUP

            COMPARABLE COMPANIES          P/E            P/BV           P/EBITDA         P/CF
                                       MULTIPLES       MULTIPLES        MULTIPLES     MULTIPLES
         ---------------------------------------------------------------------------------------
         Aldeasa S.A.                    17.19            2.96             6.72         19.03

         BAA Plc.                        17.51            1.45             8.11         10.86

         Bahrain Duty Free Complex        7.50            1.65             N.A.          9.49

         Hotel Shilla                    20.00            0.73             4.00         15.00

         MISR Duty Free Shops             4.53            0.82             N.A.          1.25
         ---------------------------------------------------------------------------------------


                       PARAMETER                     RANGE                MEAN            MEDIAN
         -----------------------------------------------------------------------------------------
           Price to Earnings Multiples            4.53 - 20.00            13.35            17.19

           Price to Book Value Multiples           0.73 - 2.96             1.52             1.45

           Price to EBITDA Multiples               4.00 - 8.11             6.28             6.72

           Price to Cash Flow Multiples           1.25 - 19.03            11.13            10.86
         -----------------------------------------------------------------------------------------

         TABLE 5 : KING POWER ESTIMATED 2001 FINANCIAL PERFORMANCE

                     SELECTED ITEMS                        ESTIMATED 2001 PERFORMANCE
                                                                      (USD)
         ----------------------------------------------------------------------------
           Earnings per share                                       0.13

           Book value per share                                     0.90

           EBITDA per share                                         0.34

           Cash flow from operations per share                      0.32
       ------------------------------------------------------------------------------


         TABLE 6 : KING POWER VALUE BASED ON SELECTIVE PARAMETERS

                                                                                            UNIT : USD PER SHARE
                 VALUATION METHODOLOGY                    RANGE                MEAN                MEDIAN
         -------------------------------------------------------------------------------------------------------
           Price to Earnings Multiples                 0.61 - 2.69             1.80                 2.31

           Price to Book Value Multiples               0.66 - 2.67             1.37                 1.31

           Price to EBITDA Multiples                   1.37 - 2.77             2.14                 2.29

           Price to Cash Flow Multiples                0.40 - 6.05             3.54                 3.45
         -------------------------------------------------------------------------------------------------------

         The equity valuation range deriving from the comparable methodology is between USD 1.31 PER SHARE TO USD 3.54 PER SHARE.

SECTION 7

HISTORIC SHARE PRICE TRADING ANALYSIS


         HISTORIC SHARE PRICE OF KING POWER

         Finansa has analysed the performance of King Power through its historic share trading from the period of September 27, 1999 to September 26, 2001. The shares of King Power were traded over the range of USD 0.69 to USD 2.15 per share with the last price on September 26 equal to USD
         1.26 per share.


         CHART D: HISTORIC SHARE PRICE TRADING PERFORMANCE OF KPG US FROM SEPTEMBER 1999


                                     [GRAPH]


         Source: Bloomberg




         CHART E: HISTORIC TRADING VOLUME OF KPG US FROM SEPTEMBER 1999



                                     [GRAPH]


         Source: Bloomberg

         VALUATION BASED ON THE HISTORIC PRICE

         For the valuation analysis on King Power's share price trading, the date of September 26, 2001 (the "Last Trading Date") is assumed to be the last trading date of the analysis. The average share prices of the last traded price of each day over specified periods have been figured out as the table below:


         TABLE 7: SHARE TRADED PRICE ANALYSIS

         -------------------------------------------------------------------------
                             AVERAGE PERIOD                    AVERAGE SHARE PRICE
                                                                      (USD)
                 Last Trading Date (September 26, 2001)                1.26

                 One week                                              1.27

                 One month                                             1.56

                 Three months                                          1.64

                 Six months                                            1.43

                 Twelve months                                         1.23

                 Eighteen months                                       1.24

                 Twenty-four months                                    1.22
         -------------------------------------------------------------------------

         The range of King Power's share value determined by the historic price performance is between USD 1.22 PER SHARE TO USD 1.64 PER SHARE. However, to derive the equity value from the average price over a specified trading period does not always accurately reflect the fair value of a company.

SECTION 8

KING POWER SHARE VALUATION

         From the analysis of King Power value with various valuation techniques in Section 5, Section 6 and Section 7, Table 8 summarizes the fundamental share value of King Power.


         TABLE 8: SUMMARY OF KING POWER SHARE VALUE


                     VALUATION METHODOLOGY                           INDICATED VALUE
         ----------------------------------------------------------------------------------
             Discounted Free Cash Flows to Equity                       USD 1.327 per share

             Market Comparison                                    USD 1.31 - 3.54 per share

             Historic Share Price Trading Analysis                USD 1.22 - 1.64 per share
         ----------------------------------------------------------------------------------

         In Finansa's own opinion, the discounted free cash flows to equity approach is a more appropriate technique than the others as it takes the long-term fundamentals of King Power into account in the analysis. Various methods of the market comparison approach are simple; however, they ignore the fundamental of the Company that may lead to some significant errors in valuation. Likewise, the historic traded price analysis is a simple method but relies heavily on the past trading performance on the sentimental stock market and does not take the Company's fundamental into the analysis.

         It is a conclusion made by Finansa that the reasonable equity value of King Power is USD 27.08 million. The share value is hence USD 1.327 per share.

                        KING POWER FINANCIAL PROJECTIONS

KING POWER INTERNATIONAL GROUP
FINANCIAL HIGHLIGHT

                                                                                     Unit in Baht Thousand if not specified others
                                                             1          2          3          4          5          6
                                                            2001       2002       2003       2004       2005       2006
Operations
   Aggregate Net Sales                                 4,771,700  6,903,540  7,079,253  7,297,293  7,551,531  7,844,229
   EBITDA                                                307,597    452,602    472,096    479,833    474,754    487,308
   Net Income                                            121,228    186,267    170,883    150,786    120,630    152,566

FREE CASHFLOW TO EQUITY HOLDERS
   King Power Duty Free                      95.00%      168,347    333,334    204,783    234,768    233,630    239,415
   King Power Tax Free                      100.00%      (26,672)   (69,123)   (67,322)   (57,200)   (59,005)  (61,105)
   King Power International Group (US)                   (12,505)   (13,130)   (13,786)   (14,476)   (15,199)   (15,959)
   King Power International Group (TH)       99.93%          (65)       (65)       (65)       (65)       (65)       (65)

VALUATION
   King Power Duty Free                       Baht     1,680,817
   King Power Tax Free                        Baht      (376,983)
   King Power International Group (US)        Baht      (107,411)
   King Power International Group (TH)        Baht          (401)
                                                      ----------
                        King Power Value      Baht     1,196,022
                                                      ==========

                     Equity Value in USD                 26,877
        Shares outstanding ('000 shares)                 20,250

                        Fair share price             $    1.327
                                                     ----------


                                                                         Page: 1

KING POWER INTERNATIONAL GROUP
VALUATION ASSUMPTIONS

                                                                                      Unit in Baht Thousand if not specified others
                                                                   1           2           3           4             5            6
                                                                2001        2002        2003        2004          2005         2006
    INTEREST RATE
    Interest Revenue
         Cash                                                  0.50%       0.50%       0.50%       0.50%         0.50%        0.50%
         Fixed deposit                                         2.00%       2.00%       2.00%       2.00%         2.00%        2.00%
         Related company                                       2.00%       2.00%       2.00%       2.00%         2.00%        2.00%

    Interest Expense
         O/D                                     MOR + 1%      9.00%       9.00%       9.00%       9.00%         9.00%        9.00%
         Short term loan                           MLR         7.50%       7.50%       7.50%       7.50%         7.50%        7.50%
         Long term loan                             %          8.00%       8.00%       8.00%       8.00%         8.00%        8.00%
         Trust Receipt                              %          9.50%       9.50%       9.50%       9.50%         9.50%        9.50%

    SALE GROWTH
         KPD % [y-o-y]                              %          9.40%      59.16%       2.52%       3.08%         3.48%        3.88%
         KPT % [y-o-y]                              %          6.77%       2.34%       2.67%       3.08%         3.48%        3.88%

    DISCOUNT APPLIED / COST OF SALES
         KPD - Discount                             %         11.33%      11.33%      11.33%      11.33%        11.33%       11.33%
         KPT - Discount                             %          5.50%       5.50%       5.50%       5.50%         5.50%        5.50%
         KPD - Cost of Sales [% of gross sales]     %         46.16%      46.16%      46.16%      46.16%        46.16%       46.16%
         KPT - Cost of Sales [% of gross sales]     %         40.00%      40.00%      40.00%      40.00%        40.00%       40.00%
         KPD - Freight, shipping & insurance        %          0.73%       0.73%       0.73%       0.73%         0.73%        0.73%
         KPT - Freight, shipping & insurance        %          0.00%       0.00%       0.00%       0.00%         0.00%        0.00%
         KPD - SG&A [% of gross sales]              %            20%         20%         20%         20%           20%          20%
         KPT - SG&A [% of gross sales]              %            25%         25%         25%         25%           25%          25%

    CONCESSION FEE
         KPD % [of net sales]                       %            15%         15%         15%         15%           15%          15%
         KPD Minimum Guarantee                   000 Baht   375,000     895,000     925,000     960,000     1,015,000    1,060,000
         KPT (fixed fee)                         000 Baht   387,630     411,104     406,110     418,618       433,203      449,994


                                                                         Page: 2

KING POWER INTERNATIONAL GROUP
VALUATION ASSUMPTIONS

                                                                                      Unit in Baht Thousand if not specified others
                                                                      1           2           3           4           5           6
                                                                   2001        2002        2003        2004        2005        2006
    CAPITAL EXPENDITURE
         KPD % [of gross revenues]                   %              2.8%        1.5%        1.5%        1.5%        1.5%        1.5%
         KPT % [of gross revenues]                   %              1.5%        1.5%        1.5%        1.5%        1.5%        1.5%
    KPD
         Leasehold improvements                                  70,856      60,414      61,937      63,845      66,069      68,630
         Selling office equipment and fixtures                   31,177      26,582      27,252      28,092      29,070      30,197
         Vehicles                                                11,760      10,027      10,280      10,597      10,966      11,391
    KPT
         Leasehold improvements                                  10,542      10,542      10,823      11,157      11,545      11,993
         Office equipment                                         3,102       3,102       3,185       3,283       3,398       3,529
         Selling office equipment and fixtures                    3,191       3,191       3,276       3,377       3,494       3,630
         Vehicles                                                 1,707       1,707       1,752       1,806       1,869       1,942

    KPD - FIXED ASSETS
         Leasehold improvements                                 215,046     275,460     337,397     401,242     467,311     535,941
         Selling office equipment and fixtures                   99,929     126,511     153,763     181,855     210,925     241,123
         Vehicles                                                38,827      48,854      59,134      69,731      80,696      92,087
    KPT - FIXED ASSETS - NET
         Leasehold improvements                                  62,474      73,017      83,840      94,996     106,542     118,534
         Office equipment                                        19,553      22,656      25,841      29,124      32,522      36,051
         Selling office equipment and fixtures                   16,947      20,138      23,414      26,790      30,284      33,914
         Vehicles                                                 9,332      11,039      12,791      14,598      16,467      18,409

    FIXED ASSETS & DEPRECIATION
         Building                                   Yrs              20
         Leasehold improvements                     Yrs               5
         Selling office equipment and fixtures      Yrs               5
         Vehicles                                   Yrs               5
    KPD - DEPRECIATION
         Building                                                   258         258         258         258         258         258
         Leasehold improvements                                  28,838      43,009      55,092      67,479      80,248      64,624
         Selling office equipment and fixtures                   13,750      19,986      25,302      30,753      36,371      28,435
         Vehicles                                                 5,413       7,765       9,771      11,827      13,946      10,726
    KPT - DEPRECIATION
         Leasehold improvements                                  10,386      12,495      14,603      16,768      18,999      10,922
         Office equipment                                         3,290       3,911       4,531       5,168       5,825       3,214
         Selling office equipment and fixtures                    2,751       3,389       4,028       4,683       5,358       3,306


                                                                         Page: 3

KING POWER INTERNATIONAL GROUP
VALUATION ASSUMPTIONS

                                                                                      Unit in Baht Thousand if not specified others
                                                                     1           2           3           4           5           6
                                                                  2001        2002        2003        2004        2005        2006
         Vehicles                                                1,525       1,866       2,208       2,558       2,920       1,768

    WORKING CAPITAL ASSUMPTIONS
         KPD - Trade A/R [% of gross revenue]      %              0.25%       0.25%       0.25%       0.25%       0.25%       0.25%
         KPT - Trade A/R [% of net revenue]        %              0.25%       0.25%       0.25%       0.25%       0.25%       0.25%
         VAT refund lead-time                     days             120         120         120         120         120         120
         KPD - Inventory turnover                 days             120         120         120         120         120         120
         KPT - Inventory turnover                 days             150         150         150         150         150         150
         Trust receipt days                       days             105         105         105         105         105         105
         KPD - Trade A/P days                     days              60          60          60          60          60          60
         KPT - Trade A/P days                     days             165         165         165         165         165         165

    OTHER ASSUMPTIONS
         Thai corporate tax rate                   %                30%
         KPD Minimum Cash                       000 Baht        20,000
         KPT Minimum Cash                       000 Baht        20,000
         KPD Minimum O/D                        000 Baht        10,000
         KPT Minimum O/D                        000 Baht        10,000

    VALUATION PARAMETER
         Terminal CF Growth                        %              2.00%
         Mkt P/E                                 times          5.7320
         Mkt expected return                       %             19.45%
         Risk free rate                            %              6.17%
         Beta (leveraged) of KPI                                0.6572

         Cost of Equity                            %             14.89%

         Exchange Rate                          THB/USD          44.50

    SHAREHOLDING STRUCTURE [KPG (US)]
         KPD                                       %             95.00%
         KPT                                       %            100.00%
         KPG (TH)                                  %             99.93%


                                                                         Page: 4

KING POWER DUTY FREE CO., LTD.
FINANCIAL PROJECTIONS

                                                                               Unit in Baht Thousand if not specified others
                                                                     -2              -1                  0                 1
                                                                   1998            1999               2000              2001
   INCOME STATEMENT
   Gross Sales                                                2,631,290       2,714,498          3,714,926         4,064,015
   Discount                                     12.2%          (267,425)       (320,966)          (451,703)         (460,453)
   Net sales                                                  2,363,865       2,393,532          3,263,223         3,603,562
   Cost of sales                                43.0%        (1,035,071)     (1,158,654)        (1,599,092)       (1,875,949)
   Freight/Shipping/Insurance                   0.77%                --          (6,391)           (28,672)          (29,667)
   Concession Fee                                              (456,905)       (415,268)          (508,192)         (540,534)
   Gross Profit                                                 871,889         813,219          1,127,266         1,157,411
   Selling and admin expenses                   19.2%          (433,313)       (698,278)          (714,446)         (812,803)
                                                           ------------------------------------------------------------------
   EBITDA                                                       438,576         114,941            412,820           344,608
                                                           ------------------------------------------------------------------
   Depreciation expense                                         (21,996)        (40,366)           (44,508)          (48,260)
   EBIT                                                         416,581          74,576            368,312           296,348
   Interest income                                               49,308          30,686             10,510            11,718
   Interest expense                                             (42,862)        (42,007)           (41,797)          (58,335)
   (Provision)/Reverse for doubtful accounts                   (310,648)        (37,251)                --                --
   Other income                                                   2,254           5,266              6,636                --
   Realized/unrealized exchange gain/(loss)                      20,045          18,923             (1,892)            8,108
   Net profit before tax                                        134,679          50,193            341,769           257,839
   Tax                                                          (42,815)        (19,509)          (104,605)          (77,352)
                                                           ------------------------------------------------------------------
   Net profit after tax                                          91,864          30,684            237,165           180,487
                                                           ========================================================-=========
                                                                                                 Tax Rate:                30%
                                                                                              Growth Rate:             9.397%
   STATEMENT OF RETAINED EARNINGS
   Beginning                                                    (43,181)         48,683             79,367           316,532
        Current net income                                       91,864          30,684            237,165           180,487
        Dividend                                                     --              --                 --                --
   Ending                                                        48,683          79,367            316,532           497,019

                                                                                     Unit in Baht Thousand if not specified others
                                                           2               3                4                  5                 6
                                                        2002            2003             2004               2005              2006
   INCOME STATEMENT
   Gross Sales                                     6,468,254       6,631,284        6,835,528          7,073,678         7,347,853
   Discount                                         (732,853)       (751,324)        (774,465)          (801,448)         (832,512)
   Net sales                                       5,735,401       5,879,960        6,061,062          6,272,230         6,515,341
   Cost of sales                                  (2,985,746)     (3,061,001)      (3,155,280)        (3,265,210)       (3,391,769)
   Freight/Shipping/Insurance                        (47,218)        (48,408)         (49,899)           (51,638)          (53,639)
   Concession Fee                                   (895,000)       (925,000)        (960,000)        (1,015,000)       (1,060,000)
   Gross Profit                                    1,807,437       1,845,551        1,895,883          1,940,382         2,009,933
   Selling and admin expenses                     (1,293,651)     (1,326,257)      (1,367,106)        (1,414,736)       (1,469,571)
                                                -----------------------------------------------------------------------------------
   EBITDA                                            513,786         519,294          528,778            525,647           540,362
                                                -----------------------------------------------------------------------------------
   Depreciation expense                              (71,019)        (90,423)        (110,317)          (130,824)         (104,043)
   EBIT                                              442,767         428,870          418,461            394,823           436,319
   Interest income                                    12,234          14,702           16,041             17,492            18,988
   Interest expense                                  (73,057)        (89,159)         (91,386)           (94,082)          (97,219)
   (Provision)/Reverse for doubtful accounts              --              --               --                 --                --
   Other income                                           --              --               --                 --                --
   Realized/unrealized exchange gain/(loss)           12,905          13,230           13,637             14,113            14,660
   Net profit before tax                             394,849         367,643          356,754            332,346           372,748
   Tax                                              (118,455)       (110,293)        (107,026)           (99,704)         (111,824)
                                                -----------------------------------------------------------------------------------
   Net profit after tax                              276,394         257,350          249,728            232,642           260,924
                                                =======================================================================-===========
                                                          30%             30%              30%                30%               30%
                                                      59.159%          2.520%           3.080%             3.484%            3.876%
   STATEMENT OF RETAINED EARNINGS
   Beginning                                         497,019         773,414        1,030,764          1,280,492         1,513,134
        Current net income                           276,394         257,350          249,728            232,642           260,924
        Dividend                                          --              --               --                 --                --
   Ending                                            773,414       1,030,764        1,280,492          1,513,134         1,774,057


                                                                         Page: 5

KING POWER DUTY FREE CO., LTD.
FINANCIAL PROJECTIONS

                                                                                      Unit in Baht Thousand if not specified others
                                               -2        -1         0         1         2         3         4         5         6
                                             1998      1999      2000      2001      2002      2003      2004      2005      2006
BALANCE SHEET                                 OK        OK        OK        OK        OK        OK        OK        OK        OK
ASSETS
Current Assets
      Cash in hand and at bank              29,315    51,768    72,126   155,155   510,825   733,212   988,144 1,242,947 1,504,947
      Trade account receivable - net        11,527    75,596    57,802    59,357    65,368    65,775    66,286    66,881    67,567
      Refundable VAT                        34,328    19,235    22,247    28,329    45,887    67,449    69,741    72,879    75,890
      Advance/Loan to related co. - net    389,657   306,317   315,664   315,664   315,664   315,664   315,664   315,664   315,664
      Advance to directors - net           192,930        --        --        --        --        --        --        --        --
      Inventories - net                    339,812   407,064   548,948   632,169 1,006,156 1,031,515 1,063,286 1,100,331 1,142,980
      Restricted fixed deposits            180,543   132,115   318,801   164,897   260,674   267,169   275,305   284,792   295,714
      Deferred income tax assets            93,194   104,601   104,594   104,594   104,594   104,594   104,594   104,594   104,594
      Interest receivable                   22,923    29,199    30,919    37,308    43,673    50,233    56,680    63,138    69,601
      Prepaid expenses                       6,524    50,984     6,848     6,500     6,500     6,500     6,500     6,500     6,500
      Other current assets                   9,811     9,214    12,971    70,000    60,000    60,000    60,000    60,000    60,000
                                         -----------------------------------------------------------------------------------------
         Total Current Assets            1,310,564 1,186,091 1,490,920 1,573,973 2,419,340 2,702,111 3,006,199 3,317,726 3,643,456
                                         -----------------------------------------------------------------------------------------
Fixed Assets
      Property plant and equipment - net   156,507   153,425   145,256   210,788   236,793   245,839   238,054   213,336   219,510
      Other Assets                           7,647     3,810     4,688     4,500     4,500     4,500     4,500     4,500     4,500
                                         -----------------------------------------------------------------------------------------
Total Assets                             1,474,718 1,343,326 1,640,863 1,789,261 2,660,633 2,952,450 3,248,754 3,535,562 3,867,467
                                         =========================================================================================


King Power Group - KPD           -Private and Confidential-             Page: 6

KING POWER DUTY FREE CO., LTD.
FINANCIAL PROJECTIONS

                                                                                     Unit in Baht Thousand if not specified others
                                                 -2       -1         0         1         2          3         4        5         6
                                               1998     1999      2000      2001      2002       2003      2004     2005      2006
LIABILITIES AND OWNERS' EQUITIES
Liabilities
      Bank loan and OD                        14,393    15,973   105,767    10,000    10,000    10,000    10,000    10,000    10,000
      Trust receipts                         353,989   358,856   455,931   539,657   858,913   880,562   907,683   939,307   975,714
      Trade accounts payable                 192,056   158,220   284,261   308,375   490,808   503,178   518,676   536,747   557,551
      Mgt fee payable-related co              72,608    49,684    49,684    49,684    49,684    49,684    49,684    49,684    49,684
      Advance/loan from related co            38,265    36,312        --        --        --        --        --        --        --
      Advance/loan from directors                 --        --    19,303    19,303    19,303    19,303    19,303    19,303    19,303
      Other payable - related co              48,000   156,000        --        --        --        --        --        --        --
      Accrued interest - related co              339        --        --        --        --        --        --        --        --
      Accrued concession fee           10%   288,192   216,190    50,701    54,053    89,500    92,500    96,000   101,500   106,000
      Accrued corporate income tax           117,483    29,261    88,316    38,676    59,227    55,146    53,513    49,852    55,912
      Accrued expenses                2.5%     8,059    10,265    19,732    20,320    32,341    33,156    34,178    35,368    36,739
      Other current liabilities       5.5%    28,464    22,920    41,575    44,704    71,151    72,944    75,191    77,810    80,826
                                           -----------------------------------------------------------------------------------------
         Total Current Liabilities         1,161,848 1,053,681 1,115,269 1,084,772 1,680,927 1,716,474 1,764,228 1,819,571 1,891,730
                                           -----------------------------------------------------------------------------------------
      Long-term loan                          59,976    10,278     9,061     7,469     6,292     5,212     4,035     2,857     1,679
      Other liabilities                        4,211        --        --        --        --        --        --        --        --
                                           -----------------------------------------------------------------------------------------
         Total Liabilities                 1,226,035 1,063,959 1,124,331 1,092,241 1,687,219 1,721,686 1,768,262 1,822,428 1,893,409
                                           -----------------------------------------------------------------------------------------
Shareholders' Equity
      Paid-up capital                        200,000   200,000   200,000   200,000   200,000   200,000   200,000   200,000   200,000
      Retained earnings                       48,683    79,367   316,532   497,019   773,414 1,030,764 1,280,492 1,513,134 1,774,057
                                           -----------------------------------------------------------------------------------------
         Total Shareholders' Equity          248,683   279,367   516,532   697,019   973,414 1,230,764 1,480,492 1,713,134 1,974,057
                                           -----------------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity 1,474,718 1,343,326 1,640,863 1,789,261 2,660,633 2,952,450 3,248,754 3,535,562 3,867,467
                                           =========================================================================================


King Power Group - KPD           -Private and Confidential-             Page: 7

KING POWER DUTY FREE CO., LTD.
FINANCIAL PROJECTIONS

                                                                                    Unit in Baht Thousand if not specified others
                                                  -2     -1       0          1        2         3         4         5          6
                                                1998   1999    2000       2001     2002      2003      2004      2005       2006
STATEMENT OF CASHFLOWS
OPERATING ACTIVITIES
      EBITDA                                                            344,608   513,786   519,294   528,778   525,647   540,362
      Other income                                                           --        --        --        --        --        --
      Realized gain (loss)                                                8,108    12,905    13,230    13,637    14,113    14,660

      (INCREASE) DECREASE IN ASSETS
      Change in A/R                                                      (1,554)   (6,011)     (408)     (511)     (595)     (685)
      Change in refundable VAT                                           (6,082)  (17,558)  (21,563)   (2,291)   (3,138)   (3,011)
      Change in advance/loan to related co                                   --        --        --        --        --        --
      Change in advance to directors                                         --        --        --        --        --        --
      Change in inventories                                             (83,221) (373,986)  (25,360)  (31,771)  (37,045)  (42,649)
      Change in restricted fixed deposits                               153,904   (95,777)   (6,495)   (8,136)   (9,487)  (10,922)
      Change in deferred income tax assets                                   --        --        --        --        --        --
      Change in interest receivable                                      (6,389)   (6,365)   (6,560)   (6,447)   (6,458)   (6,463)
      Change in prepaid expenses                                            348        --        --        --        --        --
      Change in other current assets                                    (57,029)   10,000        --        --        --        --
      Change in other assets                                                188        --        --        --        --        --
      INCREASE (DECREASE) IN LIABILITIES
      Change in trust receipts                                           83,726   319,257    21,649    27,121    31,624    36,408
      Change in A/P                                                      24,114   182,432    12,371    15,498    18,071    20,804
      Change in mgt fee payable-related co                                   --        --        --        --        --        --
      Change in advance/loan from related co                                 --        --        --        --        --        --
      Change in advance/loan from directors                                  --        --        --        --        --        --
      Change in other payable - related co                                   --        --        --        --        --        --
      Change in accrued interest - related co                                --        --        --        --        --        --
      Change in concession fee                                            3,353    35,447     3,000     3,500     5,500     4,500
      Change in accrued corporate income tax                            (49,640)   20,551    (4,081)   (1,633)   (3,661)    6,060
      Change in accrued expenses                                            588    12,021       815     1,021     1,191     1,371
      Change in other current liabilities                                 3,129    26,447     1,793     2,247     2,620     3,016
         Total change in working capital                                 65,433   106,459   (24,838)   (1,403)   (1,381)    8,429
      Interest income - related parties                                   6,313     6,313     6,313     6,313     6,313     6,313
      Interest expenses - trust receipt,
      related parties                                                   (52,464)  (71,606)  (87,799)  (90,116)  (92,906)  (96,138)
      Corporate income tax                                              (77,352) (118,455) (110,293) (107,026)  (99,704) (111,824)
                                                                        ---------------------------------------------------------
      Cashflows from operating activities                               294,646   449,402   315,907   350,184   352,082   361,802
                                                                        ---------------------------------------------------------

King Power Group - KPD           -Private and Confidential-             Page: 8

KING POWER DUTY FREE CO., LTD.
FINANCIAL PROJECTIONS

                                                                                    Unit in Baht Thousand if not specified others
                                                -2      -1       0         1        2          3        4           5           6
                                              1998    1999    2000      2001     2002       2003     2004        2005        2006
INVESTING ACTIVITIES
      Interest income - cash, fixed deposit                             5,405     5,921     8,389     9,728      11,179      12,675
      Investment in fixed assets (CAPEX)                             (113,792)  (97,024)  (99,469) (102,533)   (106,105)   (110,218)
                                                                     --------------------------------------------------------------
      Cashflows from investing activities                            (108,387)  (91,103)  (91,081)  (92,805)    (94,926)    (97,543)
                                                                     --------------------------------------------------------------
FINANCING ACTIVITIES
      LT debt repayment                                                (1,592)   (1,178)   (1,080)   (1,178)     (1,178)     (1,178)
      Interest expense - O/D, LT loan                                  (5,871)   (1,450)   (1,360)   (1,270)     (1,176)     (1,081)
      Equity Financing                                                     --        --        --        --          --          --
                                                                     --------------------------------------------------------------
      Cashflow from Financing Activities                               (7,463)   (2,628)   (2,440)   (2,448)     (2,353)     (2,259)
                                                                     --------------------------------------------------------------
      Increase (Decrease) in cash                                     178,796   355,670   222,387   254,932     254,803     262,000
                                                                     ==============================================================

B/S ITEMS
O/D
      Beginning                                                       105,767    10,000    10,000    10,000      10,000      10,000
      Drawdown                                                             --        --        --        --          --          --
      Repayment                                                       (95,767)       --        --        --          --          --
      Ending                                                           10,000    10,000    10,000    10,000      10,000      10,000

CASH
      Beginning Cash                                                   72,126   155,155   510,825   733,212     988,144   1,242,947
      Increase (Decrease) in cash                                     178,796   355,670   222,387   254,932     254,803     262,000
      Add: O/D drawdown                                                    --        --        --        --          --          --
      Less: O/D repayment                                             (95,767)       --        --        --          --          --
      Dividend payment                                                     --        --        --        --          --          --
      Ending Cash                                                     155,155   510,825   733,212   988,144   1,242,947   1,504,947


King Power Group - KPD           -Private and Confidential-             Page: 9

KING POWER DUTY FREE CO., LTD.
FINANCIAL PROJECTIONS

                                                                                    Unit in Baht Thousand if not specified others
                                                -2      -1       0         1        2          3        4           5           6
                                              1998    1999    2000      2001     2002       2003     2004        2005        2006
VALUATION
FREE CASHFLOW TO EQUITY
      Cashflow from operation                                         294,646   449,402   315,907   350,184     352,082     361,802
      Investment in fixed assets (CAPEX)                             (113,792)  (97,024)  (99,469) (102,533)   (106,105)   (110,218)
      Cashflow from debt financing                                     (2,253)   (1,728)   (1,540)   (1,548)     (1,453)     (1,359)
      Gearing adjustment                                               (1,392)      229       663     1,021       1,403       1,791
                                                                     --------------------------------------------------------------
      Free Cashflow to Equity Holders                                 177,208   350,879   215,561   247,125     245,927     252,016
                                                                     ==============================================================

                             PV Factor                                 0.8704    0.7575    0.6593    0.5738      0.4995      0.4347

      Discounted Cashflow                                             154,235   265,801   142,124   141,812     122,829     109,553
      Terminal Value                                                                                                        866,573
                                                                                                                          ---------
      Total CF Value                                                                                                      1,802,927
                                                                                                                          ---------
      LESS: Adjustment of Beginning Cash                                                                                    (33,641)
                                                                                                                          ---------
      EQUITY VALUE                                                                                                        1,769,286
                                                                                                                          =========


King Power Group - KPD           -Private and Confidential-             Page: 10

KING POWER TAX FREE CO., LTD.
FINANCIAL PROJECTIONS

                                                    Unit in Baht Thousand if not specified others
                                                   -2           -1             0
                                                 1998         1999          2000            2001
INCOME STATEMENT
Gross Sales                                   1,381,022      990,931      1,187,438      1,236,125
Discount                              5.4%           --           --        (64,204)       (67,987)
Net sales                                     1,381,022      990,931      1,123,234      1,168,139
Cost of sales                        38.4%     (546,612)    (416,596)      (456,358)      (494,450)
Freight/Shipping/Insurance           0.08%          (24)      (2,125)          (980)            --
Concession Fee                                 (561,855)    (429,773)      (357,399)      (387,630)
Gross Profit                                    272,531      142,436        308,497        286,058
Income form retail area renting                  48,000      168,000         84,000             --
Selling and admin expenses           24.9%     (287,208)    (277,613)      (296,036)      (309,031)

EBITDA                                           33,323       32,823         96,462        (22,973)

Depreciation expense                            (12,864)     (12,864)       (14,502)       (17,953)
EBIT                                             20,460       19,960         81,960        (40,926)
Interest income                                  11,213        4,357          1,535          1,161
Interest expense                                (12,980)        (602)        (1,441)        (1,669)
(Provision)/Reverse for doubtful accounts      (182,562)      21,228             --             --
Profit from subsidiaries                             --        1,075            (25)            --
Impairment on investment                             --       (4,419)            --             --
Other income                                      4,807        4,672          1,913             --
Realized/unrealized exchange gain/(loss)             --      (15,348)       (16,608)        (5,257)
Net profit before tax                          (159,064)      30,923         67,334        (46,690)
Tax                                              45,586      (10,522)       (21,030)            --
                                              -----------------------------------------------------
Net profit after tax                           (113,478)      20,401         46,303        (46,690)
                                              =====================================================
                                                                           Tax Rate:             0%
                                                                        Growth Rate:         4.100%
STATEMENT OF RETAINED EARNINGS
Beginning                                       (53,223)    (166,701)      (146,300)       (99,996)
      Current net income                       (113,478)      20,401         46,303        (46,690)
      Dividend                                       --           --             --             --
Ending                                         (166,701)    (146,300)       (99,996)      (146,686)


                                                 2002          2003           2004          2005          2006
INCOME STATEMENT
Gross Sales                                   1,236,125      1,269,093      1,308,181     1,353,758     1,406,230
Discount 5.4%                                   (67,987)       (69,800)       (71,950)      (74,457)      (77,343)
Net sales                                     1,168,139      1,199,293      1,236,231     1,279,301     1,328,887
Cost of sales 38.4%                            (494,450)      (507,637)      (523,272)     (541,503)     (562,492)
Freight/Shipping/Insurance 0.08%                     --             --             --            --            --
Concession Fee                                 (411,104)      (406,110)      (418,618)     (433,203)     (449,994)
Gross Profit                                    262,584        285,546        294,341       304,596       316,402
Income form retail area renting                      --             --             --            --            --
Selling and admin expenses 24.9%               (309,031)      (317,273)      (327,045)     (338,440)     (351,557)
                                         -----------------------------------------------------------------------
EBITDA                                          (46,447)       (31,727)       (32,705)      (33,844)      (35,156)
                                         -----------------------------------------------------------------------
Depreciation expense                            (21,661)       (25,370)       (29,177)      (33,102)      (19,210)
EBIT                                            (68,108)       (57,097)       (61,882)      (66,946)      (54,366)
Interest income                                   1,077          1,065          1,065         1,065         1,065
Interest expense                                 (4,645)       (11,187)       (18,022)      (25,111)      (33,053)
(Provision)/Reverse for doubtful accounts            --             --             --            --            --
Profit from subsidiaries                             --             --             --            --            --
Impairment on investment                             --             --             --            --            --
Other income                                         --             --             --            --            --
Realized/unrealized exchange gain/(loss)         (5,257)        (5,397)        (5,563)       (5,757)       (5,980)
Net profit before tax                           (76,932)       (72,616)       (84,401)      (96,748)      (92,333)
Tax                                                  --             --             --            --            --
                                         ------------------------------------------------------------------------
Net profit after tax                            (76,932)       (72,616)       (84,401)      (96,748)      (92,333)
                                         ========================================================================
                                                      0%             0%             0%            0%            0%
                                                  0.000%         2.667%         3.080%        3.484%        3.876%
STATEMENT OF RETAINED EARNINGS
Beginning                                      (146,686)      (223,619)      (296,234)     (380,635)     (477,383)
      Current net income                        (76,932)       (72,616)       (84,401)      (96,748)      (92,333)
      Dividend                                       --             --             --            --            --
Ending                                         (223,619)      (296,234)      (380,635)     (477,383)     (569,716)


King Power Group - KPT            -Private and Confidential-             Page:11

KING POWER TAX FREE CO., LTD.
FINANCIAL PROJECTIONS

                                                                                Unit in Baht Thousand if not specified others
                                           -2        -1        0          1         2         3         4         5         6
                                         1998      1999     2000       2001      2002      2003      2004      2005      2006
BALANCE SHEET                         OK        OK        OK        OK        OK        OK        OK        OK        OK
ASSETS
Current Assets
 Cash in hand and at bank              20,275    29,359    53,538    24,832    20,000    20,000    20,000    20,000    20,000
 Trade account receivable - net         3,627     1,993     4,001     3,379     3,379     3,457     3,550     3,657     3,781
 Mgt fee receivable - net              49,684    49,684    49,684    49,684    49,684    49,684    49,684    49,684    49,684
 Area rental fee receivable            48,000   156,000        --        --        --        --        --        --        --
 Refundable VAT                        45,566    23,634    10,585    24,212    24,752    35,778    36,880    38,165    39,644
 Advance/Loan to related co. - net     30,344     7,361    31,874    31,874    31,874    31,874    31,874    31,874    31,874
 Inventories - net                    207,150   211,970   233,311   203,199   203,199   208,618   215,043   222,536   231,161
 Restricted fixed deposits             12,212    13,969    16,392    16,392    16,392    16,392    16,392    16,392    16,392
 Deferred income tax assets            68,396    57,874    51,055    51,055    51,055    51,055    51,055    51,055    51,055
 Interest receivable                    3,811     1,564     1,168     1,521     2,150     2,786     3,423     4,061     4,698
 Prepaid expenses                       3,483    46,855     3,154     3,200     3,200     3,200     3,200     3,200     3,200
 Other current assets                   3,361     9,858     2,962     3,000     3,000     3,000     3,000     3,000     3,000
                                      ---------------------------------------------------------------------------------------
    Total Current Assets              495,909   610,120   457,724   412,347   408,685   425,844   434,102   443,624   454,490
                                      ---------------------------------------------------------------------------------------
Fixed Assets
 Investment in other co.                5,810     1,551     1,385     1,385     1,385     1,385     1,385     1,385     1,385
 Property plant and equipment - net    36,999    43,853    35,558    36,045    32,926    26,592    17,038     4,243     6,126
 Other Assets                           2,211     2,427     2,240     2,342     2,342     2,342     2,342     2,342     2,342
                                      ---------------------------------------------------------------------------------------
Total Assets                          540,929   657,951   496,907   452,119   445,337   456,163   454,866   451,593   464,343
                                      =======================================================================================


                                                                        Page: 12

KING POWER TAX FREE CO., LTD.
FINANCIAL PROJECTIONS

                                                                                      Unit in Baht Thousand if not specified others
                                          -2         -1          0          1          2          3         4          5          6
                                        1998       1999       2000       2001       2002       2003      2004       2005       2006
 LIABILITIES AND OWNERS' EQUITIES
 Liabilities
  Bank loan and OD                     4,557      3,997     11,587     10,000     77,803    155,181   229,253    312,196    405,154
  Trust receipts                          --         --      7,189      7,112      7,112      7,302     7,527      7,789      8,091
  Trade accounts payable             227,526    217,114    249,813    226,794    226,794    232,755   239,823    248,064    257,552
  Mgt fee payable-related co.         15,059         --         --         --         --         --        --         --         --
  Advance/loan from related co.       33,751    170,882        240        240        240        240       240        240        240
  Advance/loan from directors             --         --         --         --         --         --        --         --         --
  Other payable - related co.             --         --         --         --         --         --        --         --         --
  Accrued interest - related co.         226         --         --         --         --         --        --         --         --
  Accrued concession fee        10%  113,875    104,498         89     38,763     41,110     40,611    41,862     43,320     44,999
  Accrued corporate income tax            --         --     13,775         --         --         --        --         --         --
  Accrued expenses             0.0%       --         --         --         --         --         --        --         --         --
  Other current liabilities    5.0%    9,484      7,339     13,766     15,452     15,452     15,864    16,352     16,922     17,578
                                    -----------------------------------------------------------------------------------------------
     Total Current Liabilities       404,478    503,830    296,457    298,360    368,510    451,952   535,056    628,531    733,614
                                    -----------------------------------------------------------------------------------------------
  Long-term loan                          --         --         --         --         --         --        --         --         --
  Provision from loss
   on investment                       1,496        420        446        446        446        446       446        446        446
  Other liabilities                    1,656         --         --         --         --         --        --         --         --
                                    -----------------------------------------------------------------------------------------------
     Total Liabilities               407,630    504,250    296,903    298,805    368,956    452,398   535,502    628,976    734,059
                                    -----------------------------------------------------------------------------------------------
 Shareholders' Equity
  Paid-up capital                    300,000    300,000    300,000    300,000    300,000    300,000   300,000    300,000    300,000
  Retained earnings                 (166,701)  (146,300)   (99,996)  (146,686)  (223,619)  (296,234) (380,635)  (477,383)  (569,716)
                                    -----------------------------------------------------------------------------------------------
     Total
      Shareholders' Equity           133,299    153,700    200,004    153,314     76,381      3,766   (80,635)  (177,383)  (269,716)
                                    -----------------------------------------------------------------------------------------------
 Total Liabilities and
  Shareholders' Equity               540,929    657,951    496,907    452,119    445,337    456,163   454,866    451,593    464,343
                                    ===============================================================================================



                                                                        Page: 13

KING POWER TAX FREE CO., LTD.
FINANCIAL PROJECTIONS

                                                                                      Unit in Baht Thousand if not specified others
                                              -2        -1        0        1          2          3          4          5          6
                                            1998      1999     2000     2001       2002       2003       2004       2005       2006
 STATEMENT OF CASHFLOWS
 OPERATING ACTIVITIES
  EBITDA                                                             (22,973)   (46,447)   (31,727)   (32,705)   (33,844)   (35,156)
  Other income                                                            --         --         --         --         --         --
  Realized gain (loss)                                                (5,257)    (5,257)    (5,397)    (5,563)    (5,757)    (5,980)

  (INCREASE) DECREASE IN ASSETS
  Change in A/R                                                          621         --        (78)       (92)      (108)      (124)
  Change in mgt fee receivable                                            --         --         --         --         --         --
  Change in area rental fee receivable                                    --         --         --         --         --         --
  Change in refundable VAT                                           (13,627)      (540)   (11,026)    (1,102)    (1,285)    (1,479)
  Change in advance/loan to related co.                                   --         --         --         --         --         --
  Change in inventories                                               30,112         --     (5,419)    (6,425)    (7,492)    (8,625)
  Change in restricted fixed deposits                                     --         --         --         --         --         --
  Change in deferred income tax assets                                    --         --         --         --         --         --
  Change in interest receivable                                         (353)      (629)      (636)      (637)      (637)      (637)
  Change in prepaid expenses                                             (46)        --         --         --         --         --
  Change in other current assets                                         (38)        --         --         --         --         --
  Change in other assets                                                  --         --         --         --         --         --
  INCREASE (DECREASE) IN LIABILITIES
  Change in trust receipts                                               (77)        --        190        225        262        302
  Change in A/P                                                      (23,019)        --      5,961      7,068      8,241      9,488
  Change in mgt fee payable-related co.                                   --         --         --         --         --         --
  Change in advance/loan from related co.                                 --         --         --         --         --         --
  Change in advance/loan from directors                                   --         --         --         --         --         --
  Change in other payable - related co.                                   --         --         --         --         --         --
  Change in accrued interest - related co.                                --         --         --         --         --         --
  Change in concession fee                                            38,674      2,347       (499)     1,251      1,458      1,679
  Change in accrued corporate income tax                             (13,775)        --         --         --         --         --
  Change in accrued expenses                                              --         --         --         --         --         --
  Change in other current liabilities                                  1,685         --        412        489        570        656
   Total change in working capital                                    20,159      1,178    (11,096)       775      1,010      1,259

  Interest income - related parties                                      637        637        637        637        637        637
  Interest expenses - trust receipt,
    related parties                                                     (697)      (694)      (703)      (722)      (745)      (772)
  Corporate income tax                                                    --         --         --         --         --         --
                                                                     --------------------------------------------------------------
  Cashflows from operating activities                                 (8,130)   (50,582)   (48,285)   (37,577)   (38,699)   (40,012)
                                                                     --------------------------------------------------------------



                                                                        Page: 14

KING POWER TAX FREE CO., LTD.
FINANCIAL PROJECTIONS

                                                                                      Unit in Baht Thousand if not specified others
                                              -2     -1      0         1          2           3           4           5           6
                                            1998   1999   2000      2001       2002        2003        2004        2005        2006
 INVESTING ACTIVITIES
  Interest income - cash, fixed deposit                              524        440         428         428         428         428
  Investment in fixed assets (CAPEX)                             (18,542)   (18,542)    (19,036)    (19,623)    (20,306)    (21,093)
                                                                -------------------------------------------------------------------
  Cashflows from investing activities                            (18,018)   (18,102)    (18,609)    (19,195)    (19,879)    (20,666)
                                                                -------------------------------------------------------------------

 FINANCING ACTIVITIES
  LT debt repayment                                                   --         --          --          --          --          --
  Interest expense - O/D, LT loan                                   (971)    (3,951)    (10,484)    (17,300)    (24,365)    (32,281)
  Equity Financing                                                    --         --          --          --          --          --
                                                                -------------------------------------------------------------------
  Cashflow from Financing Activities                                (971)    (3,951)    (10,484)    (17,300)    (24,365)    (32,281)
                                                                -------------------------------------------------------------------

                                                                -------------------------------------------------------------------
  Increase (Decrease) in cash                                    (27,120)   (72,635)    (77,378)    (74,072)    (82,943)    (92,958)
                                                                ===================================================================

 B/S ITEMS
 O/D
  Beginning                                                       11,587     10,000      77,803     155,181     229,253     312,196
  Drawdown                                                            --     67,803      77,378      74,072      82,943      92,958
  Repayment                                                       (1,587)        --          --          --          --          --
  Ending                                                          10,000     77,803     155,181     229,253     312,196     405,154

 CASH
  Beginning Cash                                                  53,538     24,832      20,000      20,000      20,000      20,000
  Increase (Decrease) in cash                                    (27,120)   (72,635)    (77,378)    (74,072)    (82,943)    (92,958)
  Add: O/D drawdown                                                   --     67,803      77,378      74,072      82,943      92,958
  Less: O/D repayment                                             (1,587)        --          --          --          --          --
  Dividend payment                                                    --         --          --          --          --          --
  Ending Cash                                                     24,832     20,000      20,000      20,000      20,000      20,000


                                                                        Page: 15

KING POWER TAX FREE CO., LTD.
FINANCIAL PROJECTIONS

                                                                                      Unit in Baht Thousand if not specified others
                                              -2        -1       0         1          2          3          4          5          6
                                            1998      1999    2000      2001       2002       2003       2004       2005       2006
 VALUATION
 FREE CASHFLOW TO EQUITY
  Cashflow from operation                                             (8,130)   (50,582)   (48,285)   (37,577)   (38,699)   (40,012)
  Investment in fixed assets (CAPEX)                                 (18,542)   (18,542)   (19,036)   (19,623)   (20,306)   (21,093)
  Cashflow from debt financing                                            --         --         --         --         --         --
  Gearing adjustment                                                      --         --         --         --         --         --
                                                                    ---------------------------------------------------------------
  Free Cashflow to Equity Holders                                    (26,672)   (69,124)   (67,322)   (57,200)   (59,006)   (61,105)
                                                                    ===============================================================

                                 PV Factor                            0.8704     0.7575     0.6593     0.5738     0.4995     0.4347

 Discounted Cashflow                                                 (23,214)   (52,363)   (44,387)   (32,824)   (29,471)   (26,563)
 Terminal Value                                                                                                            (210,114)
 Total CF Value                                                                                                            (418,936)
 LESS: Adjustment of Beginning Cash                                                                                          41,951
                                                                                                                           --------
 EQUITY VALUE                                                                                                              (376,984)
                                                                                                                           ========


                                                                        Page: 16

KING POWER INTERNATIONAL GROUP CO., LTD
FINANCIAL PROJECTIONS - SIMPLIFIED CF PROJECTION MODEL

                                                                     Unit in Baht Thousand if not specified others
                                                          1          2          3          4          5          6
                                                       2001       2002       2003       2004       2005       2006
 KPG (US) ['000 USD]
  Income from operation                                  --         --         --         --         --         --
  Selling & administrative expense         5.0%        (314)      (330)      (346)      (363)      (382)      (401)
  Interest income                                        33         35         36         38         40         42
  Interest expense                                       --         --         --         --         --         --
  Tax                                                    --         --         --         --         --         --
  Debt repayment                                         --         --         --         --         --         --
                                                     -------------------------------------------------------------
   Free Cashflow to equity holders                     (281)      (295)      (310)      (325)      (342)      (359)
                                                     =============================================================

                                      PV Factor      0.8704     0.7575     0.6593     0.5738     0.4995     0.4347

  Discounted Cashflow                                  (245)      (224)      (204)      (187)      (171)      (156)
  Terminal Value                                                                                            (1,233)
                                                                                                            ------
  Total CF Value                                                                                            (2,419)
                                                                                                            ------
  LESS: Adjustment of Beginning Cash                                                                             5
                                                                                                            ------
  EQUITY VALUE                                                                                              (2,414)
                                                                                                            ======

 KPG (TH) ['000 THB]
  Income from operation                                  --         --         --         --         --         --
  Selling & administrative expense         0.0%         (65)       (65)       (65)       (65)       (65)       (65)
  Interest income                                        --         --         --         --         --         --
  Interest expense                                       --         --         --         --         --         --
  Tax                                                    --         --         --         --         --         --
  Debt repayment                                         --         --         --         --         --         --
                                                     -------------------------------------------------------------
     Free Cashflow to equity holders                    (65)       (65)       (65)       (65)       (65)       (65)
                                                     =============================================================
                                      PV Factor      0.8704     0.7575     0.6593     0.5738     0.4995     0.4347
  Discounted Cashflow                                   (57)       (49)       (43)       (37)       (32)       (28)
  Terminal Value                                                                                              (224)
                                                                                                            ------
 Total CF Value                                                                                               (470)
                                                                                                            ------
 LESS: Adjustment of Beginning Cash                                                                             69
                                                                                                            ------
 EQUITY VALUE                                                                                                 (401)
                                                                                                            ======



                                                                        Page: 17

KING POWER INTERNATIONAL GROUP
VALUATION SHEET

                                                                                      Unit in Baht Thousand if not specified others
                                                         0            1           2           3           4           5           6
                                                      2000         2001        2002        2003        2004        2005        2006
 FREE CASH FLOW EQUITY HOLDERS
   King Power Duty Free                  95.00%                 168,347     333,334     204,783     234,768     233,630     239,415
   King Power Tax Free                  100.00%                 (26,672)    (69,123)    (67,322)    (57,200)    (59,005)    (61,105)
   King Power International Group (US)                          (12,505)    (13,130)    (13,786)    (14,476)    (15,199)    (15,959)
   King Power International Group (TH)   99.93%                     (65)        (65)        (65)        (65)        (65)        (65)
                                                                -------------------------------------------------------------------
     Total                                                      129,106     251,016     123,610     163,027     159,361     162,285
                                                                ===================================================================

                      PV Factor                                  0.8704      0.7575      0.6593      0.5738      0.4995      0.4347

   Discounted Cashflow                                          112,368     190,152      81,499      93,553      79,593      70,546
   Terminal Value                                                                                                           558,028
  Total CF Value                                                                                                          1,185,740
  LESS: Adjustment of Beginning Cash                                                                                         10,282
                                                                                                                          ---------
  EQUITY VALUE ('000 THB)                                                                                                 1,196,022
                                                                                                                          =========

  EQUITY VALUE ('000 USD)                                                                                                    26,877
  Shares outstanding ('000 shares)                                                                                           20,250

    SHARE PRICE (USD)                                                                                                         1.327

                                                                -------
                                                   YR.2000      YR.2001*
  KEY PARAMETERS ('000 THB)
    EBITDA                                         494,461      307,597
    Book Value of Equity                           694,189      815,417
    CFO                                             78,501      286,516
    Net Income                                     288,603      121,228
                                                                -------

                                      *use in market comparison analysis



                                                                        Page: 18